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                           DUKE REALTY INVESTMENTS, INC.
                              (AN INDIANA CORPORATION)

                            4,000,000 DEPOSITARY SHARES

          EACH REPRESENTING 1/10 OF A 8 1/4% SERIES E CUMULATIVE REDEEMABLE
                    PREFERRED SHARE (PAR VALUE $0.01 PER SHARE)
         (LIQUIDATION PREFERENCE EQUIVALENT TO $25.00 PER DEPOSITARY SHARE)


                                  TERMS AGREEMENT

                                                       Dated: January 14, 1999

To:  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN 46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

     We understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 4,000,000 depositary shares (the "Depositary Shares") each representing 1/10 of a 8 1/4% Series E Cumulative Redeemable Preferred Share, par value $0.01 (collectively, the "Series E Preferred Shares"), of the Company (such Depositary Shares being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase the Initial Securities (as defined in the Underwriting Agreement referred to below) and the Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.


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

                                                            Number of Shares
                                                               of Initial
      Underwriter                                       Underwritten Securities
      -----------                                       -----------------------
 Merrill Lynch, Pierce, Fenner & Smith
           Incorporated                                            735,000
 A.G.Edwards & Sons, Inc.                                          735,000
 Morgan Stanley & Co. Incorporated                                 735,000
 PaineWebber Incorporated                                          735,000
 Salomon Smith Barney Inc.                                         735,000
 BT Alex. Brown Incorporated                                        25,000
 Robert W. Baird & Co. Incorporated                                 25,000
 CIBC Oppenheimer Corp.                                             25,000
 Dain Rauscher Incorporated                                         25,000
 EVEREN Securities, Inc.                                            25,000
 Legg Mason Wood Walker, Incorporated                               25,000
 NationsBanc Montgomery Securities LLC.                             25,000
 Piper Jaffray Inc.                                                 25,000
 Raymond James & Associates, Inc.                                   25,000
 Roney Capital Markets, A Division of First
    Chicago Capital Markets, Inc.                                   25,000
 SG Cowen Securities Corporation                                    25,000
 Tucker Anthony Incorporated                                        25,000
 Wheat First Securities, Inc.                                       25,000


     The Underwritten Securities shall have the following terms:

 Title of securities:                  Depositary Shares each representing 1/10
                                       of a 8 1/4% Series E Cumulative
                                       Redeemable Preferred Share (Par Value
                                       $0.01 Per Share) (Liquidation Preference
                                       Equivalent to $25.00 Per Depositary
                                       Share).

 Number of shares:                     4,000,000

 Public offering price per share:      $25.00, plus accumulated dividends, if
                                       any, from the date of original issue.


 Purchase price per share:             $24.2125

 Number of Option Securities, if
 any, that may be purchased by
 the Underwriters:                     600,000

 Dividend rate:                        Cumulative dividends in the amount of
                                       8 1/4% of the liquidation preference per annum (equivalent to $2.0625 per annum per Depositary Share); payable quarterly on or about the last day of each March, June, September and December of each year.


 Voting and other rights:              If distributions on the Series E
                                       Preferred Shares are in arrears for six
                                       or more quarterly periods, whether or

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

                                       not consecutive, holders of the
                                       Underwritten Securities (voting
                                       separately as a class with all other
                                       series of preferred shares upon which
                                       like voting rights have been conferred
                                       and are exercisable) will be entitled to vote for the election of two additional Directors to serve on the Board of Directors of the Company until all distribution arrearages are paid.

 Additional co-managers:               A.G. Edwards & Sons, Inc., Morgan
                                       Stanley Dean Witter, PaineWebber
                                       Incorporated and Salomon Smith Barney
                                       Inc.

 Liquidation preference:               $25.00 per Depositary Share.

 Ranking: The Underwritten Securities will rank PARI PASSU with any other preferred shares (except the Series C Junior Preferred Stock to which the
                                       Underwritten Securities rank senior) and will rank senior to the Common Stock of the Company and any other shares of the Company ranking junior to the Series E Preferred Shares.

 Conversion provision:                 The Series E Preferred Shares are not
                                       convertible or exchangeable for any
                                       other property or securities of the
                                       Company.

 Redemption provisions:                The Depositary Shares may be redeemed,
                                       in whole or in part at the option of the Company, as of January 20, 2004, solely from the proceeds of an offering of the Company's capital shares, at a redemption price of $25.00 per
                                       Depositary Share, plus accrued and
                                       unpaid distributions thereon to the date fixed for redemption, without interest.

 Sinking fund provisions:              None

 Closing time, date and location:      January 20, 1999, 10:00 a.m., New York
                                       City Time, Rogers & Wells LLP, 200 Park
                                       Avenue, New York, New York 10166

 Other Terms:                          Sections 3(o) and 5(h) of the
                                       Underwriting Agreement are inapplicable
                                       to this transaction.

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities - Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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

     Please accept this offer no later than 5 o'clock P.M. (New York City time) on January 14, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,

                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED

                         By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                   INCORPORATED



                         By:
                              -----------------------------------------
                              For Themselves and as Representatives of the other named underwriters
                               Name:
                              Title:


Accepted:

DUKE REALTY INVESTMENTS, INC.

By:
   -------------------------------
   Name:
   Title:

DUKE REALTY LIMITED PARTNERSHIP

By:  DUKE REALTY INVESTMENTS, INC.
     -----------------------------
     General Partner

By:
   -------------------------------
   Name:
   Title:





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